Exhibit 3.2

SECOND AMENDED AND RESTATED

BYLAWS

OF

SIGNING DAY SPORTS, INC.

(the “Corporation”)

Adopted on May 9, 2023

ARTICLE I
OFFICES

1.1 Registered Office. The registered office of the Corporation in the State of Delaware shall be as set forth in the Certificate of Incorporation of the Corporation, as amended from time to time (the “Certificate of Incorporation”).

1.2 Other Offices. The Corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the board of directors (the “Board of Directors”), and may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
STOCKHOLDERS’ MEETINGS

2.1 Place of Meetings. Meetings of the stockholders of the Corporation may be held at such place, either within or without the State of Delaware, as may be determined from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the General Corporation Law of the State of Delaware (“DGCL”).

2.2 Annual Meeting. The annual meeting of the stockholders of the Corporation, for the purpose of election of directors and for such other business in accordance with these Second Amended and Restated Bylaws (the “Amended and Restated Bylaws”), shall be held at such place, if any, on such date, and at such time as shall be determined by the Board of Directors and stated in the notice of the meeting ..

2.3 Special Meetings.

(a) Special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors (the “Chairman”), (ii) the Chief Executive Officer, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), and shall be held at such place, on such date, and at such time as the Board of Directors shall fix, and may not be called by any other person or persons. The only business which may be conducted at a special meeting shall be the matter or matters set forth in the notice of such meeting.

(b) f a special meeting is properly called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by certified or registered mail, return receipt requested, or by telegraphic or other facsimile transmission to the Chairman, the Chief Executive Officer, or the Secretary of the Corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The Board of Directors shall determine the time and place of such special meeting, which shall be held not less than thirty-five (35) nor more than one hundred twenty (120) days after the date of the receipt of the request. Upon determination of the time and place, if any, of the meeting, the officer receiving the request shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Section 2.4 of these Amended and Restated Bylaws. Nothing contained in this paragraph (b) shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

2.4 Notice of Meetings. Except as otherwise provided by law, notice, given in writing or by electronic transmission, of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, if any, date and hour, in the case of special meetings, the purpose or purposes of the meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at any such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Notice of the time, place, if any, and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof or by electronic transmission by such person, either before or after such meeting, and will be waived by any stockholder by such stockholder’s attendance thereat in person, by remote communication, if applicable, or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

2.5 Quorum; Voting.

(a) Quorum. At all meetings of stockholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by these Amended and Restated Bylaws, the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chair of the meeting or the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power, by the affirmative vote of the holders of a majority of the shares of stock entitled to vote thereof, to adjourn the meeting from time to time, in the manner provided in Section 2.6, until a quorum shall be present or represented. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.

(b) Election of Directors. Except as otherwise provided by statute, the Certificate of Incorporation or these Amended and Restated Bylaws, directors shall be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the election of directors.

(c) Other Matters. Except as otherwise provided by statute, or by the Certificate of Incorporation or these Amended and Restated Bylaws, in all matters other than the election of directors, the affirmative vote of a majority of shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter shall be the act of the stockholders.

(d) Classes. Where a separate vote by a class or classes or group is required, except where otherwise provided by statute or by the Certificate of Incorporation or these Amended and Restated Bylaws, a majority of the outstanding shares of such class or classes or group, present in person, by remote communication, if applicable, or represented by proxy duly authorized, shall constitute a quorum entitled to take action with respect to that vote on that matter. Except where otherwise provided by statute or by the Certificate of Incorporation or these Amended and Restated Bylaws, the affirmative vote of the majority (plurality, in the case of the election of directors) of shares of such class or classes or group present in person, by remote communication, if applicable, or represented by proxy at the meeting shall be the act of such class or classes or group.

(e) Voting Rights. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the Corporation on the record date, as provided in Section 2.7, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote or execute consents shall have the right to do so either in person, by remote communication, if applicable, or by an agent or agents authorized by a proxy granted in accordance with Delaware law. An agent so appointed need not be a stockholder. No proxy shall be voted after three (3) years from its date of creation unless the proxy provides for a longer period.

(f) Joint Owners of Stock. If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, such person’s act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in Section 217(b) of the DGCL. If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (b) and subsection (c) of this paragraph shall be a majority or even-split in interest.

(g) Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The authorization of a person to act as proxy may be documented, signed, and delivered in accordance with Section 116 of the DGCL, provided that such authorization shall set forth, or be delivered with, information enabling the corporation to determine the identity of the stockholder granting such authorization. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date. Any stockholder soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

2.6 Adjournment and Notice of Adjourned Meetings. Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chair of the meeting or by the vote of a majority of the shares present in person, by remote communication, if applicable, or represented by proxy. When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date is fixed for stockholders entitled to vote at the adjourned meeting, the Board of Directors shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.

2.7 List of Stockholders. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Except as provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

2.8 Organization.

(a) At every meeting of stockholders, the Chairman, or, if a Chairman has not been appointed or is absent, the Chief Executive Officer, or, if the Chief Executive Officer is absent, a chair of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as chair. The Secretary, or, in the Secretary’s absence, an Assistant Secretary directed to do so by the Chief Executive Officer, shall act as secretary of the meeting.

(b) The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the chair shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

2.9 Action Without Meeting.

(a) Unless otherwise provided in the Certificate of Incorporation, any action required by statute to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, or by electronic transmission setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

(b) Every written consent or electronic transmission shall bear the date of signature of each stockholder who signs the consent, and no written consent or electronic transmission shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the Corporation in the manner herein required, written consents or electronic transmissions signed by a sufficient number of stockholders to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

(c) Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing or by electronic transmission and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take action were delivered to the Corporation as provided in Section 228(c) of the DGCL. If the action which is consented to is such as would have required the filing of a certificate under any section of the DGCL if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written consent has been given in accordance with Section 228 of the DGCL.

(d) A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in the state of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission may be otherwise delivered to the principal place of business of the Corporation or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the board of directors of the Corporation. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

2.10 Inspectors at Meetings of Stockholders. In advance of any meeting of the stockholders, the Board of Directors shall appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of their ability. The inspector or inspectors may appoint or retain other persons or entities to assist the inspector or inspectors in the performance of their duties. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspector or inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election. When executing the duties of inspector, the inspector or inspectors shall:

(a) ascertain the number of shares outstanding and the voting power of each;

(b) determine the shares represented at the meeting and the validity of proxies and ballots;

(c) count all votes and ballots;

(d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and

(e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.

2.11 Fixing Record Dates.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, subject to applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

2.12 Advance Notice of Stockholder Nominations and Proposals.

(a) Annual Meetings. At a meeting of the stockholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations or such other business must be:

(i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any committee thereof;

(ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or any committee thereof; or

(iii) otherwise properly brought before an annual meeting by a stockholder who is a stockholder of record of the Corporation at the time such notice of meeting is delivered, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 2.12.

In addition, any proposal of business (other than the nomination of persons for election to the Board of Directors) must be a proper matter for stockholder action. For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a stockholder pursuant to Section 2.12(a)(iii), the stockholder or stockholders of record intending to propose the business (the “Proposing Stockholder”) must have given timely notice thereof pursuant to this Section 2.12(a), in writing to the Secretary even if such matter is already the subject of any notice to the stockholders or Public Disclosure (as defined below) from the Board of Directors. To be timely, a Proposing Stockholder’s notice for an annual meeting must be delivered to the Secretary at the principal executive offices of the Corporation: (x) not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 60 days after the anniversary of the previous year’s annual meeting; and (y) with respect to any other annual meeting of stockholders, including in the event that no annual meeting was held in the previous year, not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of: (1) the 90th day prior to the annual meeting and (2) the close of business on the tenth day following the first date of Public Disclosure of the date of such meeting. In no event shall the Public Disclosure of an adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period). For the purposes of this Section 2.12, “Public Disclosure” shall mean a disclosure made in a press release reported by the Dow Jones News Services, The Associated Press, or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission (“SEC”) pursuant to Section 13, 14, or 15(d) of the Exchange Act.

(b) Stockholder Nominations. For the nomination of any person or persons for election to the Board of Directors pursuant to Section 2.12(a)(iii) or Section 2.12(d), a Proposing Stockholder’s timely notice to the Secretary (in accordance with the time periods for delivery of timely notice as set forth in this Section 2.12) shall set forth or include:

(i) the name, age, business address, and residence address of each nominee proposed in such notice;

(ii) the principal occupation or employment of each such nominee;

(iii) the class and number of shares of capital stock of the Corporation which are owned of record and beneficially by each such nominee (if any);

(iv) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Exchange Act;

(v) a written statement and agreement executed by each such nominee acknowledging that such person consents to being named in the proxy statement as a nominee and to serving as a director if elected;

(vi) as to the Proposing Stockholder:

(A) the name and address of the Proposing Stockholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the nomination or other business proposal is being made;

(B) the class and number of shares of the Corporation which are owned by the Proposing Stockholder (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination or other business proposal is being made, as of the date of the Proposing Stockholder’s notice;

(C) a description of any agreement, arrangement, or understanding with respect to such nomination or other business proposal between or among the Proposing Stockholder or the beneficial owner, if any, on whose behalf the nomination or other business proposal is being made and any of their affiliates or associates, and any others (including their names) acting in concert with any of the foregoing;

(D) a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Stockholder’s notice by, or on behalf of, the Proposing Stockholder or the beneficial owner, if any, on whose behalf the nomination or other business proposal is being made and any of their affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such person or any of their affiliates or associates with respect to shares of stock of the Corporation;

(E) a representation that the Proposing Stockholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or propose such other business proposal;

(F) a representation whether the Proposing Stockholder or the beneficial owner, if any, intends or is part of a group which intends (1) to solicit proxies or votes in support of such director nominees or nomination in accordance with Rule 14a-19 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (2) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee; and

(G) any other information relating to such Proposing Stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(c) Other Stockholder Proposals. For all business other than director nominations, a Proposing Stockholder’s timely notice to the Secretary (in accordance with the time periods for delivery of timely notice as set forth in this Section 2.12) shall set forth as to each matter the Proposing Stockholder proposes to bring before the annual meeting:

(i) a brief description of the business desired to be brought before the annual meeting;

(ii) the reasons for conducting such business at the annual meeting;

(iii) the text of any proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Amended and Restated Bylaws, the language of the proposed amendment);

(iv) any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the business is being proposed;

(v) any other information relating to such stockholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

(vi) a description of all agreements, arrangements, or understandings between or among such stockholder, the beneficial owner, if any, on whose behalf the proposal is being made, any of their affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such stockholder, beneficial owner, or any of their affiliates or associates, in such business, including any anticipated benefit therefrom to such stockholder, beneficial owner, or their affiliates or associates; and

(vii) all of the other information required by Section 2.12(b)(vi) above.

(d) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders called by the Board of Directors at which directors are to be elected pursuant to the Corporation’s notice of meeting:

(i) by or at the direction of the Board of Directors or any committee thereof; or

(ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.12(d) is delivered to the Secretary, who is entitled to vote at the meeting, and upon such election and who complies with the notice procedures set forth in this Section 2.12.

In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if such stockholder delivers a stockholder’s notice that complies with the requirements of Section 2.12(b) to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of: (x) the 90th day prior to such special meeting; or (y) the tenth (10th) day following the date of the first Public Disclosure of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the Public Disclosure of an adjournment or postponement of a special meeting commence a new time period (or extend any notice time period).

(e) Effect of Noncompliance.

(i) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.12 shall be eligible to be elected at any meeting of stockholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting as shall be brought before the meeting in accordance with the procedures set forth in this Section 2.12. If any proposed nomination was not made or proposed in compliance with this Section 2.12, or other business was not made or proposed in compliance with this Section 2.12, then except as otherwise required by law, the chair of the meeting shall have the power and duty to declare that such nomination shall be disregarded or that such proposed other business shall not be transacted. Notwithstanding anything in these Amended and Restated Bylaws to the contrary, unless otherwise required by law, if a Proposing Stockholder intending to propose business or make nominations at an annual meeting or propose a nomination at a special meeting pursuant to this Section 2.12 does not comply with or provide the information required under this Section 2.12 to the Corporation, or the Proposing Stockholder (or a qualified representative of the Proposing Stockholder) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Corporation.

(ii) Without limiting the other provisions and requirements of this Section 2.12, unless otherwise required by law, if any stockholder (A) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (B) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for such stockholder’s nominees. Upon request by the Corporation, if any stockholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

(f) Rule 14a-8. This Section 2.12 shall not apply to a proposal proposed to be made by a stockholder if the stockholder has notified the Corporation of the stockholder’s intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

ARTICLE III
DIRECTORS

3.1 Number and Term of Office. The authorized number of directors of the Corporation shall be fixed from time to time solely by resolution of a majority of the total number of directors that the Corporation would have if there were no vacancies. Directors need not be stockholders unless so required by the Certificate of Incorporation. Each director shall hold office until a successor is duly elected and qualified or until the director’s earlier death, resignation, disqualification, or removal.

3.2 Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation. The Board of Directors may adopt such rules and procedures, not inconsistent with the Certificate of Incorporation, these Amended and Restated Bylaws, or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

3.3 Vacancies. Unless otherwise provided in the Certificate of Incorporation, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Section 3.3 in the case of the death, resignation or removal of any director.

3.4 Resignation. Any director may resign at any time by delivering such director’s notice in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the date of receipt of such notice by the Corporation or at such later effective date or upon the happening of an event or events as is therein specified.

3.5 Removal. Subject to any limitations imposed by applicable law, the Board of Directors or any director may be removed from office at any time with or without cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the Corporation entitled to elect such director.

3.6 Meetings

(a) Regular Meetings. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may be held at any time or date and at any place within or without the State of Delaware which has been designated by the Board of Directors and publicized among all directors, either orally or in writing, including a voice-messaging system or other system designated to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means. No further notice shall be required for a regular meeting of the Board of Directors.

(b) Special Meetings. Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairman, or the Chief Executive Officer.

(c) Meetings by Electronic Communications Equipment. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(d) Notice of Special Meetings. Notice of the time and place of all special meetings of the Board of Directors shall be given orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting. If notice is sent by U.S. mail, it shall be sent by first class mail, postage prepaid at least three (3) days before the date of the meeting.

(e) Waiver of Notice. Notice of any meeting may be waived in writing or by electronic transmission at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special Board of Directors or committee meeting need be specified in any waiver of notice.

3.7 Quorum and Voting. Unless the Certificate of Incorporation requires a greater number, a quorum of the Board of Directors shall consist of a majority of the total number of directors fixed from time to time by the Board of Directors in accordance with these Amended and Restated Bylaws. At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation or these Amended and Restated Bylaws.

3.8 Adjourned Meetings. A majority of the directors present at any meeting of the Board of Directors, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place. At least 24 hours’ notice of any adjourned meeting of the Board of Directors shall be given to each director whether or not present at the time of the adjournment, and such notice shall be given by one of the means specified in Section 3.7(b), provided, however, at any meeting, whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

3.9 Organization. At every meeting of the directors, the Chairman, or, if a Chairman has not been appointed or is absent, the Chief Executive Officer, or if the Chief Executive Officer is absent, the most senior executive officer (if a director) or, in the absence of any such person, a chair of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in the Secretary’s absence, any Assistant Secretary directed to do so by the Chief Executive Officer, shall act as secretary of the meeting.

3.10 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Amended and Restated Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, documented, signed, and delivered in any manner permitted by Section 116 of the DGCL, and such writing or writings or transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee after such action is taken in accordance with applicable law. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.11 Fees and Compensation. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

3.12 Committees.

(a) Committees. The Board of Directors may, from time to time, appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one (1) or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees. Any such committee, to the extent permitted by the resolution or resolutions of the Board of Directors creating such committees and applicable law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it to the extent so authorized by the Board of Directors. Unless the Board of Directors provides otherwise, each committee designated by the Board of Directors may make, alter and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article III.

(b) Committee Composition. The Board of Directors may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of such member’s death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(c) Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of any committee appointed pursuant to this Section shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors in these Amended and Restated Bylaws. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special Board of Directors or committee meeting need be specified in any waiver of notice. Unless otherwise provided by the Board of Directors in the resolutions authorizing the creation of the committee, a majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee. Each committee shall keep regular minutes of its meetings.

ARTICLE IV
OFFICERS

4.1 Officers Designated. As soon as practicable after the annual meeting of stockholders in each year, the Board of Directors shall elect a Chief Executive Officer and a Secretary. The Board may also elect a President, one or more Vice Presidents, one or more Assistant Vice Presidents, a Chief Financial Officer or officer performing an equivalent function, a Treasurer, one or more Assistant Treasurers, or one or more Assistant Secretaries, a Chief Marketing Officer, a Chief Operating Officer, and such other officers as may be appointed in accordance with the provisions of Section 4.2. Any number of offices may be held by the same person. The Board of Directors may also elect or appoint from among the directors a person to act as Chairman who shall not be deemed to be an officer of the Corporation unless such person has otherwise been elected or appointed as such.

4.2 Subordinate Officers. The Board of Directors may appoint, or may empower the Chief Executive Officer to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Amended and Restated Bylaws or as the Board of Directors or such delegate may from time to time determine.

4.3 Term of Office. All officers shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier death, resignation, or removal. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

4.4 Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission notice to the Board of Directors or to the Chief Executive Officer or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the Corporation under any contract with the resigning officer.

4.5 Removal. Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written or electronic consent of the directors in office at the time, or by any committee or superior officers. The removal of an officer shall be without prejudice to such officer’s contract rights, if any.

4.6 Duties of Officers. The powers and duties of the officers of the Corporation shall be as provided from time to time by resolution of the Board of Directors. In the absence of such resolution, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purposes to the Corporation subject to the control of the Board of Directors.

4.7 Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors or any committee of the Board, if so authorized by the Board.

4.8 Employment and Other Contracts. The Board of Directors may authorize any officer or officers or agent or agents to enter into any contract or execute and deliver any instrument in the name or on behalf of the Corporation, and such authority may be general or confined to specific instances. The Board of Directors may, when it believes the interest of the Corporation will best be served thereby, authorize executive employment contracts which will contain such terms and conditions as the Board of Directors deems appropriate.

4.9 Duties of Officers May Be Delegated. In case any officer is absent, or for any other reason that the Board of Directors may deem sufficient, the Chief Executive Officer or the Board of Directors may delegate for the time being the powers or duties of such officer to any other officer or to any director.

ARTICLE V
SHARES OF STOCK

5.1 Form and Execution of Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares that may be evidenced by a book- entry system maintained by the registrar of such stock. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman or the Chief Executive Officer, and by the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

5.2 Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

5.3 Lost, Stolen or Destroyed Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The Corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or the owner’s legal representative, to agree to indemnify the Corporation in such manner as it shall require or to give the Corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

5.4 Transfers of Stock; Restrictions on Transfer. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Amended and Restated Bylaws. Transfers of stock shall be made on the books administered by or on behalf of the Corporation only by the direction of the registered holder thereof or such person’s attorney, lawfully constituted in writing, and, in the case of certificated shares, upon the surrender to the Company or its transfer agent or other designated agent of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. The Corporation shall have the power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the sale, transfer, assignment, pledge, or other disposal of or encumbering of any of the shares of stock of the Corporation or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise (each, a “Transfer”) of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

5.5 Right of First Refusal. No stockholder shall effect or attempt to effect a Transfer of any of the shares of stock of the Corporation, except by a Transfer which meets the requirements set forth below:

(a) If a stockholder desires to sell or otherwise effect a Transfer of any shares of stock, then the stockholder shall first give written notice thereof to the Corporation. The notice shall name the proposed transferee and state the number of shares to be transferred, the proposed consideration, and all other terms and conditions of the proposed Transfer.

(b) For thirty (30) days following receipt of such notice, the Corporation shall have the option to purchase of the shares specified in the notice at the price and upon the terms set forth in such notice; provided, however, that, with the consent of the stockholder, the Corporation shall have the option to purchase a lesser portion of the shares specified in said notice at the price and upon the terms set forth therein. In the event of a gift, property settlement or other Transfer in which the proposed transferee is not paying the full price for the shares, and that is not otherwise exempted from the provisions of this Section, the price shall be deemed to be the fair market value of the stock at such time as determined in good faith by the Board of Directors. In the event the Corporation elects to purchase all of the shares or, with consent of the stockholder, a lesser portion of the shares, it shall give written notice to the transferring stockholder of its election and settlement for said shares shall be made as provided below in paragraph (d) of this Section.

(c) The Corporation may assign its rights hereunder.

(d) In the event the Corporation and/or its assignee(s) elect to acquire any of the shares of the transferring stockholder as specified in said transferring stockholder’s notice, the Secretary of the Corporation shall so notify the transferring stockholder and settlement thereof shall be made in cash within thirty (30) days after the Secretary of the Corporation receives said transferring stockholder’s notice; provided that if the terms of payment set forth in said transferring stockholder’s notice were other than cash against delivery, the Corporation and/or its assignee(s) shall pay for said shares on the same terms and conditions set forth in said transferring stockholder’s notice.

(e) In the event the Corporation and/or its assignees(s) do not elect to acquire all of the shares specified in the transferring stockholder’s notice, said transferring stockholder may, subject to the Corporation’s approval and all other restrictions on the Transfer set forth in Section 5.4, within the sixty- (60-) day period following the expiration or waiver of the option rights granted to the Corporation and/or its assignees(s) herein, effect the Transfer as to the shares specified in said transferring stockholder’s notice which were not acquired by the Corporation and/or its assignees(s) as specified in said transferring stockholder’s notice. All shares so sold by said transferring stockholder shall continue to be subject to the provisions of this Section in the same manner as before said Transfer.

(f) Anything to the contrary contained herein notwithstanding, the following transactions shall be exempt from the right of first refusal in paragraph (a) of this Section:

(i) A stockholder’s Transfer of any or all shares held either during such stockholder’s lifetime or on death by will or intestacy to such stockholder’s immediate family or to any custodian or trustee for the account of such stockholder or such stockholder’s immediate family or to any limited partnership of which the stockholder, members of such stockholder’s immediate family or any trust for the account of such stockholder or such stockholder’s immediate family will be the general or limited partner(s) of such partnership. “Immediate family” as used herein shall mean spouse, lineal descendant, father, mother, brother, or sister of the stockholder making such Transfer;

(ii) A stockholder’s bona fide pledge or mortgage of any shares with a commercial lending institution, provided that any subsequent Transfer of said shares by said institution shall be conducted in the manner set forth in this Section;

(iii) A stockholder’s Transfer of any or all of such stockholder’s shares to the Corporation or to any other stockholder of the Corporation;

(iv) A stockholder’s Transfer of any or all of such stockholder’s shares to a person who, at the time of such Transfer, is an officer or director of the Corporation;

(v) A corporate stockholder’s Transfer of any or all of its shares pursuant to and in accordance with the terms of any merger, consolidation, reclassification of shares or capital reorganization of the corporate stockholder, or pursuant to a sale of all or substantially all of the stock or assets of a corporate stockholder;

(vi) A corporate stockholder’s Transfer of any or all of its shares to any or all of its stockholders; or

(vii) A Transfer by a stockholder which is a limited or general partnership to any or all of its partners or former partners in accordance with partnership interests.

In any such case, the transferee, assignee, or other recipient shall receive and hold such stock subject to the provisions of this Section and the transfer restrictions in Section 5.4, and there shall be no further Transfer of such stock except in accord with this Section and the transfer restrictions in Section 5.4.

(g) The provisions of this Section may be waived with respect to any Transfer either by the Corporation, upon duly authorized action of its Board of Directors, or by the stockholders, upon the express written consent of the owners of a majority of the voting power of the Corporation (excluding the votes represented by those shares to be transferred by the transferring stockholder). This Section may be amended or repealed only by a duly authorized action of the Board of Directors.

(h) Any Transfer, or purported Transfer, of securities of the Corporation shall be null and void unless the terms, conditions, and provisions of this Section are strictly observed and followed.

(i) The foregoing right of first refusal shall terminate upon the date securities of the Corporation are first offered to the public pursuant to a registration statement or offering statement filed with, and declared effective or qualified by, as applicable, the SEC under the Securities Act of 1933, as amended (the “Securities Act”).

(j) The certificates and book-entries representing shares of stock of the Corporation shall bear on their face the following legend so long as the foregoing right of first refusal remains in effect:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE CORPORATION AND/OR ITS ASSIGNEE(S), AS PROVIDED IN THE BYLAWS OF THE CORPORATION.”

(k) To the extent this Section conflicts with any written agreements between the Company and the stockholder attempting to effect a Transfer, including that certain Shareholder Agreement, effective as of May 17, 2022, by and among the stockholders set forth on Exhibit A thereto and the Corporation, such agreement shall control.

5.6 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VI
INDEMNIFICATION

6.1 Directors and Executive Officers. The Corporation shall indemnify and hold harmless its directors and executive officers (for the purposes of this Article, “executive officers” shall have the meaning defined in Rule 3b-7 promulgated under the Securities of Exchange Act of 1934, as amended) to the fullest extent not prohibited by the DGCL or any other applicable law; provided, however, that the Corporation may modify the extent of such indemnification by individual contracts with its directors and executive officers; and, provided, further, that the Corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the DGCL or any other applicable law or (iv) such indemnification is required to be made under Section 6.4.

6.2 Other Officers, Employees and Other Agents. The Corporation shall have power to indemnify its other officers, employees and other agents as set forth in the DGCL or any other applicable law. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person except executive officers to such officers or other persons as the Board of Directors shall determine.

6.3 Expenses. The Corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that such person is or was a director or executive officer of the Corporation, or is or was serving at the request of the Corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses actually and reasonably incurred by any director or executive officer in defending such proceeding, upon receipt of an undertaking by or on behalf of such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses under this Section 6.3 or otherwise.

Notwithstanding the foregoing, unless otherwise determined pursuant to Section 6.5, no advance shall be made by the Corporation to an executive officer of the Corporation (except by reason of the fact that such executive officer is or was a director of the Corporation, in which event this paragraph shall not apply) in any action, suit or proceeding, if a determination is reasonably and promptly made (i) by a majority vote of a quorum consisting of directors who were not parties to the proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation.

6.4 Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and executive officers under this Article VI shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the Corporation and each director or executive officer. Any right to indemnification or advances granted by this Article VI to a director or executive officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the Corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL or any other applicable law for the Corporation to indemnify the claimant for the amount claimed. In connection with any claim by an executive officer of the Corporation (except in any action, suit or proceeding, by reason of the fact that such executive officer is or was a director of the Corporation) for advances, the Corporation shall be entitled to raise as a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that such person’s conduct was lawful. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such claimant has met the applicable standard of conduct set forth in the DGCL or any other applicable law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

6.5 Non-Exclusivity of Rights. The rights conferred on any person by this Article VI shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, these Amended and Restated Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL or any other applicable law.

6.6 Other Indemnification. The Corporation’s obligation, if any, to indemnify any person pursuant to this Article VI who was or is serving at its request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise, or nonprofit entity.

6.7 Survival of Rights. The rights conferred on any person by this Article VI shall continue as to a person who has ceased to be a director or executive officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

6.8 Insurance. To the fullest extent permitted by the DGCL, or any other applicable law, the Corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Article VI.

6.9 Amendments. Any repeal or modification of this Article VI shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the Corporation.

6.10 Saving Clause. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and executive officer to the full extent not prohibited by any applicable portion of this Article that shall not have been invalidated, or by any other applicable law. If this Article VI shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the Corporation shall indemnify each director and executive officer to the full extent under applicable law.

6.11 Certain Definitions. For the purposes of this Article VI, the following definitions shall apply:

(a) The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(b) The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(c) The term the “Corporation” shall include, in addition to the resulting Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving Corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(d) References to a “director,” “executive officer,” “officer,” “employee,” or “agent” of the Corporation shall include, without limitation, situations where such person is serving at the request of the Corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(e) References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

ARTICLE VII
NOTICES

7.1 Notice to Stockholders. Written notice to stockholders of stockholder meetings shall be given as provided in Section 2.4 of these Amended and Restated Bylaws. Without limiting the manner by which notice may otherwise be given effectively to stockholders under any agreement or contract with such stockholder, and except as otherwise required by law, written notice to stockholders for purposes other than stockholder meetings may be sent by United States mail or nationally recognized overnight courier, or by facsimile, telegraph or telex or by electronic mail or other electronic means.

7.2 Notice to Directors. Any notice required to be given to any director pursuant to Section 3.6 shall be given as provided in Section 3.6, and otherwise by the method provided in Section 7.1. If such notice is not delivered personally, it shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

7.3 Affidavit of Mailing. An affidavit of mailing, executed by a duly authorized and competent employee of the Corporation or its transfer agent appointed with respect to the class of stock affected or other agent, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.

7.4 Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all recipients of notice, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

7.5 Notice to Person with Whom Communication Is Unlawful. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or these Amended and Restated Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate under any provision of the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

7.6 Notice to Stockholders Sharing an Address. Except as otherwise prohibited under the DGCL, any notice given under the provisions of DGCL, the Certificate of Incorporation or these Amended and Restated Bylaws, shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Such consent shall have been deemed to have been given if such stockholder fails to object in writing to the Corporation within sixty (60) days of having been given notice by the Corporation of its intention to send the single notice. Any consent shall be revocable by the stockholder by written notice to the Corporation.

ARTICLE VIII
GENERAL

8.1 Loans to Officers. Except as otherwise prohibited under applicable law, including the Sarbanes-Oxley Act of 2002, the Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiaries, including any officer or employee who is a director of the Corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the Corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in these Amended and Restated Bylaws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

8.2 Execution of Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the Corporation any corporate instrument or document, or to sign on behalf of the Corporation the corporate name without limitation, or to enter into contracts on behalf of the Corporation, except where otherwise provided by law or these Amended and Restated Bylaws, and such execution or signature shall be binding upon the Corporation. All checks and drafts drawn on banks or other depositaries on funds to the credit of the Corporation or in special accounts of the Corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do. Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.3 Execution of Other Securities. All bonds, debentures and other corporate securities of the Corporation, other than stock certificates (covered in Section 5.1), may be signed by the Chairman, the Chief Executive Officer, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or Chief Financial Officer or Treasurer or Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by such person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the Corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the Corporation.

8.4 Voting of Securities Owned by the Corporation. All stock and other securities of other corporations owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman or the Chief Executive Officer.

8.5 Declaration of Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation and applicable law, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and applicable law.

8.6 Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

8.7 Corporate Seal. The Board of Directors may adopt a corporate seal. The corporate seal shall consist of a die bearing the name of the Corporation and the inscription, “Corporate Seal-Delaware.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

8.8 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

8.9 Checks, Notes, Drafts, Etc. All checks, notes, drafts, or other orders for the payment of money of the Corporation shall be signed, endorsed, or accepted in the name of the Corporation by such officer, officers, person, or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

8.10 Conflict with Applicable Law or Certificate of Incorporation. These Amended and Restated Bylaws are adopted subject to any applicable law and the Certificate of Incorporation. Whenever these Amended and Restated Bylaws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.

8.11 Books and Records. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be maintained on any information storage device, method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases); provided that the records so kept can be converted into clearly legible paper form within a reasonable time, and, with respect to the stock ledger, the records so kept comply with Section 224 of the DGCL. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

8.12 Interpretation and Construction. Reference in these Amended and Restated Bylaws to any provision of the DGCL shall be deemed to include all amendments thereof. Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these Amended and Restated Bylaws. Without limiting the generality of the provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person. All restrictions, limitations, requirements and other provisions of these Amended and Restated Bylaws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal. Any article, section, subsection, subdivision, sentence, clause or phrase of these Amended and Restated Bylaws which, upon being construed in the manner provided in this Section , shall be contrary to or inconsistent with any applicable provision of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these Amended and Restated Bylaws, it being hereby declared that these Amended and Restated Bylaws, and each article, section, subsection, subdivision, sentence, clause, or phrase thereof, would have been adopted irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.

ARTICLE IX

ADOPTION, AMENDMENT OR REPEAL OF BYLAWS

9.1 By the Board of Directors. The Board of Directors is expressly empowered to adopt, amend or repeal bylaws of the Corporation.

9.2 By the Stockholders. The stockholders shall also have power to adopt, amend or repeal bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

CERTIFICATE OF ADOPTION OF

SECOND AMENDED AND RESTATED BYLAWS

OF

SIGNING DAY SPORTS, INC.

The undersigned hereby certifies that the undersigned is the duly elected, qualified and acting Secretary of Signing Day Sports, Inc., a Delaware corporation (the “Corporation”), and that the foregoing Second Amended and Restated Bylaws were adopted as the Corporation’s bylaws as of the date hereof by the Corporation’s Board of Directors.

The undersigned has executed this Certificate as of May 9, 2023.

/s/ David O’Hara
Name:	David O’Hara
Title:	Secretary